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                                   SCHEDULE A
                  TRANSACTIONS SUBJECT TO RULE 10F-3 PROCEDURES

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
Fund:     TRANSAMERICA VAN KAMPEN MID-CAP GROWTH VP     Security Description:  COMMON STOCK
          -----------------------------------------                            ------------

Issuer:   INTREPID POTASH                               Offering Type:  US REGISTERED
          -------------------                                           -------------
                                                        (US Registered, Eligible Muni, Eligible Foreign, 144A)
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
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                                                                                                               IN COMPLIANCE
                    REQUIRED INFORMATION                 ANSWER              APPLICABLE RESTRICTION              (YES/NO)
         ------------------------------------------- ---------------- -------------------------------------- ------------------
 1.      Offering Date                                 04/21/2008     None                                          N/A

 2.      Trade Date                                    04/21/2008     Must be the same as #1                        YES

 3.      Unit Price of Offering                          $32.00       None                                          N/A

 4.      Price Paid per Unit                             $32.00       Must not exceed #3                            YES

 5.      Years of Issuer's Operations                      3+         Must be at least three years *                YES

 6.      Underwriting Type                                FIRM        Must be firm                                  YES

 7.      Underwriting Spread                              $1.92       Sub-Adviser determination to be made          YES

 8.      Total Price paid by the Fund                   $495,698      None                                          N/A

 9.      Total Size of Offering                        $960,000,000   None                                          N/A

10.      Total Price Paid by the Fund plus Total
         Price Paid for same securities purchased
         by the same Sub-Adviser for other                            #10 divided by #9 must not exceed
         investment companies                          $8,600,896     25% **                                        YES

11.      Underwriter(s) from whom the Fund            GOLDMAN SACHS
         purchased (attach a list of ALL syndicate                    Must not include Sub-Adviser                  YES
         members)                                                     affiliates ***

12.      If the affiliate was lead or co-lead              YES                                                      YES
         manager, was the instruction listed below
         given to the broker(s) named in #11? ****                    Must be "Yes" or "N/A"
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The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.


                                                    ---------------------------
                                                           Dennis Lynch

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.